                                                         Exhibit 2.C

                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT


      THIS AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of February 18, 1997 by and among (i) Grupo Iusacell, S.A. de C.V., a corporation organized under the laws of Mexico with its principal office located at Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000 (the "Corporation"), (ii) Bell Atlantic Latin America Holdings, Inc., a Delaware corporation with its principal office located at 1310 North Court House Road, Arlington, VA 22201 ("BALAH"), (iii) Bell Atlantic International, Inc., a Delaware corporation with its principal office located at 1310 North Court House Road, Arlington, Virginia 22201 ("BAII"), (iv) Ing. Alejo Peralta y Diaz Ceballos ("Alejo Peralta"), a Mexican citizen whose address is Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000,
(v) Ing. Carlos Peralta Quintero ("Carlos Peralta"), a Mexican citizen whose address is Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000, (vi) IUSA Grupo Comunicaciones, S.A. de C.V. (formerly known as Grupo Industrial Iusa, S.A. de C.V.), a corporation organized under the laws of Mexico with its principal office located at Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000 ("Grupo Iusa"),
(vii) FIUSA Pasteje, S.A. de C.V., a Mexican corporation with its principal office located at Montes Urales No. 460, 4th floor, Col. Lomas de Chapultepec, Mexico, D.F., 11000 ("FIUSA"), (viii) Langness Investments Limited, a corporation organized under the laws of the Isle of Man with its principal office located at St. James Chambers, Athol Street, Douglas, Isle of Man ("Langness"), (ix) Commander Mexicana, S.A. de C.V., a corporation organized under the laws of Mexico with its principal office located at Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000 ("Commander Mexicana"), (x) Inmobiliaria Reforma Lomas Altas, S.A. de C.V., a corporation organized under the laws of Mexico with its principal office located at Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000 ("Inmobiliaria Reforma"), (xi) Fraccionadora y Constructora Mexicana, S.A. de C.V., a corporation organized under the laws of Mexico with its principal office located at Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000 ("FCM"), (xii) Confecciones Pasteje, S.A. de C.V., a corporation organized under the laws of Mexico with its principal office located at Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000 "Confecciones Pasteje"), and (xiii) Interelec, S.A. de C.V., a corporation organized under the laws of Mexico with its principal office located at Montes Urales No. 460 (4th Floor), Colonia Lomas de Chapultepec, Mexico, D.F. 11000 ("Interelec" and, together with Commander Mexicana, Inmobiliaria Reforma, FCM and Confecciones Pasteje, the "Grupo Iusa Transferees").

                              W I T N E S S E T H:

       WHEREAS, pursuant to the terms and provisions of the Share Purchase Agreement (as hereinafter defined), BALAH has subscribed to and purchased Shares from the Corporation, Administracion y Control de Industrias, S.A. de C.V. and Langness; and

       WHEREAS, because the voting stock of the Corporation was and is currently beneficially owned by a relatively small group, the parties hereto (other than BAII, Langness, FIUSA and the Grupo Iusa Transferees) entered into the Original Shareholders Agreement (as hereinafter defined) to ensure continuity of, and avoid disruption to, the harmonious and successful management and control of the Corporation by certain agreements with respect to the control and management of the Corporation and certain other agreements set forth therein; and

      WHEREAS, on December 27, 1996 the parties hereto (other than BAII and the Grupo Iusa Transferees) entered into the 1996 Share Conversion Agreement (as defined herein) pursuant to which the BEL Shareholder Group (as defined herein) would acquire the right to elect a majority of the members of the Board of Directors (as defined herein); and

      WHEREAS, BAII has acquired 5,562,450 Series B Shares by means of a return of capital from BALAH and pursuant to the provisions of Section 6.9 of the Original Shareholders Agreement and has acquired Series A Shares pursuant to the conversion of the Subordinated Chase Note (as such term is defined in the 1996 Share Conversion Agreement); and

      WHEREAS, the Grupo Iusa Transferees, pursuant to the provisions of
Section 6.9 of the Original Shareholders Agreement, have become the direct beneficial owners of an aggregate of 100,000,000 Series D Shares pursuant to contributions by Grupo Iusa of Series A Shares to their social capital and their subsequent conversion into Series D Shares; and

      WHEREAS, in order to reflect the enhanced rights of the BEL Shareholder Group acquired pursuant to the 1996 Share Conversion Agreement, the parties hereto desire to enter into this Amended and Restated Shareholders Agreement to set forth herein certain of their amended rights, duties and obligations.

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.1. Defined Terms. In addition to the terms defined elsewhere in this Shareholders Agreement, the following terms shall have the meanings set forth for them below when used in this Shareholders Agreement:

      "1996 Share Conversion Agreement" means that certain agreement dated December 27, 1996 by the parties hereto (other than BAII and the Grupo Iusa Transferees) pursuant to which, among other provisions, the BEL Shareholder Group acquired the right to nominate and elect a majority of the Board of Directors.

      "Accountants" means (whether one or more) such firm or firms of independent certified public accountants as shall be engaged from time to time by the Corporation or any Subsidiary.

      "Affiliate" means, when used with reference to a specific Person, any Person that at the time of determination of Affiliate status directly or indirectly, whether through one or more intermediaries, controls, is controlled by or is under common control with such specific Person; provided, however, that, without limiting the foregoing, for purposes of this Agreement, the Corporation, the Subsidiaries, Alejo Peralta, Carlos Peralta, Grupo Iusa, FIUSA, Langness, Commander Mexicana, Immobiliaria Reforma, FCM, Confecciones Pasteje and Interelec are deemed to be Affiliates of each other and the Corporation, the Subsidiaries, BALAH and BAII are deemed to be Affiliates of each other. For purposes of this Agreement, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" means this Amended and Restated Shareholders Agreement, as originally executed and as the same may be amended, modified and supplemented from time to time in accordance with the terms hereof.

      "Annual Plan" means, collectively, the annual operating and capital budgets and business plan of the Corporation and the Subsidiaries.

      "BEL/Peralta Trust" means that certain trust dated as of November 30, 1993 created by agreement by and among The Corporation, BALAH, Alejo Peralta, Grupo Iusa and Banco del Atlantico,S.A., institucion de banca multiple, Grupo Financiero GBM-Atlantico, as trustee.

      "BEL Shareholder Group" means BALAH, BAII, any Affiliate of
BALAH, or BAII who becomes the beneficial owner of Shares pursuant to the 1996 Share Conversion Agreement or upon conversion of any Indebtedness issued by the Corporation and any of their respective transferees or successive transferees, pursuant to the terms of Section 6.2 hereof.

      "Board of Directors" means the Board of Directors of the Corporation.

      "Business Day" means any day other than a Saturday, Sunday or federal holiday for national banks in Mexico.

      "Bylaws" means the estatutos sociales of the Corporation in effect from time to time.

      "Concession" means any concession, permit, license, approval or authorization granted by any Governmental Entity to the Corporation or any of its Subsidiaries that permits the Corporation or a Subsidiary to engage in the Telecommunications Business or a related business.

      "Contract" means (i) any written lease, agreement, contract, commitment or license or (ii) any enforceable understanding or enforceable oral lease, agreement, contract, commitment or license.

      "Corporation Officer" means an Officer of the Corporation (including, without limitation, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer and the President of the Corporation). For purposes of this Agreement, an individual shall be deemed a "Corporation Officer" or an "Officer of the Corporation" if he meets the definition of "Officer" with respect to the Corporation, notwithstanding the fact that he is not formally elected as an officer within the meaning of the Bylaws or the Ley General de Sociedades Mercantiles.

      "estatutos sociales" means the corporate organizational and governance documents bearing such name under Mexican legal principles.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles, applied on a consistent basis.

      "Governmental Entity" means any nation or sovereign entity, or any state, territory, possession, county, municipality or other subdivision thereof, or any court, tribunal, department, commission, ministry, agency, board, bureau, dependency or other instrumentality thereof (including, without limitation, all functionaries and representatives thereof acting in their official or authorized capacity).

      "Indebtedness" of any Person means all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon a Person's balance sheet as liabilities and shall include, in any event and without limitation, (i) indebtedness for borrowed money, (ii) indebtedness incurred or assumed in connection with the acquisition of assets, (iii) liabilities secured by any Lien on property owned or acquired by such Person, whether or not the liability secured thereby shall have been assumed by such Person,
(iv) capitalized lease obligations and (v) all guarantees by such Person of Indebtedness of another Person.

      "Lien" means, whether absolute, accrued, contingent or otherwise, any mortgage, lien, lease, pledge, encumbrance, charge, restriction, security interest, judgment lien, claim, license, easement, purchase option, call or similar right of a third party, preemptive right of a third party, right of a third party under any voting or shareholder agreement or other restriction, proxy, limitation on voting rights or adverse claim.

      "Material" as to any matter relating to the Corporation or Subsidiaries means a matter (including, without limitation, any act, omission, occurrence, transaction, event, obligation, breach of obligation, situation or governmental action) the effect of which to the Corporation and the Subsidiaries (taken as a whole, and including the business, assets, operations, results of operations or financial condition thereof) in the event of the occurrence or non-occurrence of such matter (whether individually or together with any related or similar matters) is, or could reasonably be expected to be, more than U.S.$5,000,000.

      "Mexican GAAP" means GAAP, as applied in Mexico.

      "Mexico" means the United Mexican States.

      "Officer" (whether or not such term is capitalized) means an individual with significant responsibilities for operations or policy making duties for any Person that is not an individual.

      "Original Shareholders Agreement" means that certain Shareholders
Agreement
      dated November 30, 1993 among the BALAH, Alejo Peralta, Carlos Peralta, Grupo Iusa and the Corporation.

      "Peralta Family Member" means Alejo Peralta, Carlos Peralta and their respective siblings, spouses, children or grandchildren (whether by birth or adoption); provided, however, that with respect to Alejo Peralta's grandchildren, the term "Peralta Family Member" shall only include those grandchildren who, as of the date of the Original Shareholders Agreement or at any time thereafter, were employed by Grupo Iusa or any of its corporate Affiliates.

      "Peralta Shareholder Group" means, collectively and individually, Alejo Peralta, Carlos Peralta, Grupo Iusa, FIUSA, Langness, Commander Mexicana, Inmobiliaria Reforma, FCM, Confecciones Pasteje, Interelec and any of their respective transferees or successive transferees pursuant to the terms of
Section 6.2 hereof.

      "Peralta Shareholder Group Notice Party" means the Person elected by the beneficial owners of seventy percent (70%) of the Series A Shares, Series D Shares and Series L Shares beneficially owned by members of the Peralta Shareholder Group at the time of such election to serve in such capacity; provided, however, that such Person shall be Carlos Peralta until such time as the members of the BEL Shareholder Group and the Corporation each receives written notice that Carlos Peralta's successor as the Peralta Shareholder Group Notice Party has been duly elected by the beneficial owners of seventy percent (70%) of the Series A Shares, Series D Shares and Series L Shares beneficially owned by members of the Peralta Shareholder Group at the time of such election and also receives the name and notice address of such successor.

      "Person" (whether or not such term is capitalized) means any individual, partnership, corporation, joint venture, trust, business trust, Governmental Entity, union, association, instrumentality, commission or other entity.

      "Prospectus" means a prospectus within the meaning of the Securities Act or its closest equivalent under the securities laws of a country other than the United States.

      "Region" means each of the nine geographic regions in Mexico for cellular telephony.

      "Registrable Securities" means any and all of (i) the Shares beneficially owned as of the date hereof by the BEL Shareholder Group and the Peralta Shareholder Group, (ii) the Shares for or into which any of the Shares referred to in clause (i) immediately above are converted pursuant to the 1996 Share Conversion Agreement, (iii) any Shares hereafter transferred by a Shareholder to any transferee or successive transferee who is an Affiliate of such Shareholder pursuant to Section 6.2 hereof, (iv) the Shares into which any Indebtedness of the Corporation outstanding as of the date hereof is converted by the BEL Shareholder Group and/or the Peralta Shareholder Group pursuant to the agreements contained in the 1996 Share Conversion

Agreement, (v) any Shares issued to a Shareholder or an Affiliate of a Shareholder upon conversion of the debentures of that Corporation may issue pursuant to the 1996 Share Conversion Agreement, and (vi) other securities issued or issuable with respect to any such Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that to the extent such securities to be received are convertible or exercisable into stock of the issuer thereof, then any such shares of stock as are issued or issuable upon conversion or exercise of said convertible or exercisable securities also shall constitute Registrable Securities; and provided further that securities shall cease to be Registrable Securities when they are transferred pursuant to an effective Registration Statement or in a public offering.

      "Registration Rightsholder" means any beneficial owner of outstanding Registrable Securities.

      "Registration Statement" means a registration statement within the meaning of the Securities Act or its closest equivalent under the securities laws of a country other than the United States.

      "SEC" means the United States Securities and Exchange Commission, or any successor agency thereto.

      "Securities Act" means the United States Securities Act of 1933, as amended.

      "Series A Directors" means those members of the Board of Directors who, pursuant to the Bylaws or this Agreement, are nominated and elected by the beneficial owners of Series A Shares; provided, however, that such term does not include the Series B Directors, Series D Directors or Series L Directors.

      "Series A Shares" has the meaning ascribed to the term "New Series A Shares" in the Share Purchase Agreement.

      "Series B Designated Director" means the Series B Director elected by the beneficial owners of seventy percent (70%) of the Series B Shares beneficially owned by the BEL Shareholder Group at the time of such election to serve in such capacity.

      "Series B Directors" means those members of the Board of Directors who, pursuant to the Bylaws or this Agreement, are nominated and elected by the beneficial owners of Series B Shares; provided, however, that such term does not include the Series A Directors, Series D Directors or Series L Directors.

      "Series B Officers" means the Chief Financial Officer of the Corporation and the two principal Corporation Officers responsible for strategic planning and network planning.

      "Series B Shares" has the meaning ascribed to the term "New Series B Shares" in the Share Purchase Agreement.

      "Series D Directors" means those members of the Board of Directors who, pursuant to the Bylaws or this Agreement, are nominated and elected by the beneficial owners of Series D Shares; provided, however, that such term does not include the Series A Directors, Series B Directors or Series L Directors.

      "Series D Shares" has the meaning ascribed to the term "New Series D Shares" in the Share Purchase Agreement.

      "Series L Directors" means those members of the Board of Directors who, pursuant to the Bylaws or this Agreement, are nominated and elected by the beneficial owners of Series L Shares; provided, however, that such term does not include the Series A Directors, Series B Directors or Series D Directors.

      "Series L Shares" has the meaning ascribed to the term "New Series L Shares" in the Share Purchase Agreement.

      "Shareholder" means each member of the BEL Shareholder Group and the Peralta Shareholder Group.

      "Share Purchase Agreement" means that certain Share Purchase Agreement dated October 10, 1993 among BALAH, Alejo Peralta, Carlos Peralta, Langness and the Corporation.

      "Shares" means the Series A Shares, the Series B Shares, the Series D Shares and/or the Series L Shares.

      "Subsidiaries" means the Persons in which the Corporation shall at any time, directly or indirectly, beneficially own an equity interest equal to or more than 50%, or which the Corporation shall, at any time, directly or indirectly control.

      "Subsidiary Officer" means an Officer of a Subsidiary.

      "Supermajority Vote" means, with respect to action by the Board of Directors, the affirmative vote of a majority of the Directors, including at least one Series A Director, one Series B Director and one Series D Director, and with respect to actions by the Shareholders, the affirmative vote of the beneficial owners of a majority of the outstanding Series A Shares, a majority of the outstanding Series B Shares and a majority of the outstanding Series D Shares. For purposes of calculating any Supermajority Vote, the votes of directors other than Series A Directors, Series B Directors and Series D Directors shall be excluded.

      "Taxes" means all federal, state, local or foreign net income, alternative or add-on minimum, assets, gross income, gross receipts, sales, use, ad valorem, value-added, franchise, profits, license, withholding, communications, payroll, employment, excise, severance, stamp, occupation, premium, profit-sharing payments, property, social benefits contribution, windfall profits or similar taxes, duties, assessments, fees, levies or other similar governmental charges of any kind whatsoever, together with any interest, penalties, additions to tax or additional amounts imposed thereon or imposed with respect to any such interest, penalties, additions to tax or other additional amounts.

      "Telecom Act" means the Telecommunications Act of 1996 enacted by the United States Congress.

      "Telecommunications Business" means any of the following: (a) the ownership, management, operation or maintenance of a network for the transmission, by any means, of data, voice or video signals, (b) the provision of transmission services, by any means, of data, voice, or video signals, (c) the provision of customer premises equipment, and (d) the provision of value added services (including, by way of example and not of limitation, "intelligent network" services and private lines). The marketing of such goods and services on a wholesale, retail or reseller basis shall constitute the operation of the Telecommunications Business.

      "Transfer" means any transfer, assignment, sale, pledge, hypothecation or change of ownership of any kind, including without limitation, by bequest or intestate succession.

      "United States" and "U.S." mean the United States of America.

      "U.S. GAAP" means GAAP as applied in the United States.

      1.2. Construction. As used in this Agreement, (i) each term defined in this Agreement has the meaning assigned to it, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with Mexican GAAP, if any, and if such term has no meaning under Mexican GAAP, then under U.S. GAAP, (iii) as the context may require, words in the singular include the plural and words in the plural include the singular, (iv) as the context may require, words in the masculine or neuter gender include the masculine, feminine and neuter genders, (v) all references to Schedules or Exhibits refer to Schedules or Exhibits delivered herewith or attached hereto (each of which is deemed to be a part of this Agreement),
(vi) all references to Sections or Articles refer to Sections or Articles of this Agreement, (vii) all references to "U.S. $", "$" or "dollars" refer to United States dollars, (viii) any amount to be paid in "$" or "dollars" shall be paid in U.S. dollars, but any amount to be measured for purposes of determining compliance with a standard set forth in this Agreement in "$" or "dollars" may be so measured in a foreign currency and shall be translated into U.S. dollars at the average of the then prevailing free market buy and sell rates published in the Wall Street Journal or, if not published therein, in another newspaper of wide circulation in the United States and (ix) the terms "herein," "hereunder," "hereby," "hereto" and terms of similar import refer to this Agreement in its entirety, and not to any particular Article, Section, paragraph or subparagraph. No provision of this Agreement will be construed in favor of, or against, any of the parties hereto by reason of the extent to which such party or its counsel participated in its drafting or by reason of the extent to which this Agreement or any provision hereof is inconsistent with any prior draft hereof or thereof. All references in this Agreement to the beneficial ownership of Shares shall be deemed to include the Shares deposited in the BEL/Peralta Trust, or held of record by any member of the BEL Shareholder Group or by any member of the Peralta Shareholder Group and, with respect to all references to other Persons being a beneficial owner, the parties agree that such term shall be translated as "beneficiario". For purposes of this Agreement, references to the office of President of the Corporation are deemed to be references to the office of the Corporation currently held by Guillermo Amore (i.e., the "Director General").

                                   ARTICLE II
ORGANIZATIONAL MATTERS

      2.1. Establishment of Amended and Restated Shareholders Agreement. The Shareholders hereby establish and enter into this Amended and Restated Agreement for the purpose of revising certain agreements stated in the Original Shareholders Agreement (including, without limitation, agreements regarding the governance of the Corporation and the Subsidiaries) to reflect the enhanced rights of the BEL Shareholder Group acquired pursuant to the 1996 Share Conversion Agreement.

      2.2. Term of Agreement. The term of this Agreement shall commence on the date hereof. The terms of Articles III (other than Section 3.4), IV, V (other than Section 5.6) and Section 6.2 shall terminate upon the first date on which either (i) the BEL Shareholder Group in the aggregate beneficially owns less than twenty-five percent (25%) of the aggregate outstanding Shares of the Corporation, or (ii) the Peralta Shareholder Group in the aggregate beneficially owns less than twenty-five percent (25%) of the aggregate outstanding Shares of the Corporation. The terms of Article VII shall terminate as to any Registration Rightsholder whose Registrable Securities represent less than five percent (5%) of the outstanding capital stock (exclusive of Series L Shares) of the Corporation.

                                   ARTICLE III
GOVERNANCE OF THE CORPORATION

      3.1. Board of Directors and Certain Officers.

            (a) Subject to the terms of this Section 3.1(a) and Section 3.2(b) and (c), the Board of Directors will consist of twenty-one (21) Directors, ten (10) of whom shall be Series A Directors nominated and elected by the holders of a majority of the Series A Shares, and nine (9) of whom shall be Series B Directors nominated and elected by the holders of a majority of the Series B Shares. Each of the BEL

Shareholder Group and the Peralta Shareholder Group shall nominate two (2) of the ten (10) Series A Directors and their alternates and shall vote their Series A Shares to elect all such nominees. With respect to the remaining six
(6) Series A Directors and their alternates, the BEL Shareholder Group and the Peralta Shareholder Group shall meet and attempt to agree upon twelve
(12) Persons of high repute from the Mexican business and financial communities and, if they are able to agree upon such Persons, the BEL Shareholder Group and the Peralta Shareholder Group agree to vote their Series A Shares to elect such Persons as Series A Directors; provided that, absent such agreement, the majority of the Series A Shares shall nominate and elect the remaining six (6) Series A Directors and their respective alternates.

            The beneficial owners of the Series B Shares shall be entitled to nominate and elect nine (9) Series B Directors and their alternates. The beneficial owners of the Series D Shares shall be entitled to nominate and elect one (1) Series D Director and such Series D Director's alternate, and the beneficial owners of the Series L Shares shall be entitled to nominate and elect one (1) Series L Director and such Series L Director's alternate; provided, however, that the beneficial owners of the Series D Shares shall be entitled to nominate and elect two (2) Series D Directors and their alternates in the event the total number of Series D Shares which are authorized under the Bylaws or outstanding equals or exceeds 20% of the number of authorized or outstanding shares of capital stock of the Corporation, and the beneficial owners of the Series L Shares shall be entitled to nominate and elect two (2) Series L Directors and their alternates in the event the total number of Series L Shares which are authorized under the Bylaws or outstanding equals or exceeds 20% of the number of authorized or outstanding shares of capital stock of the Corporation.

            The Series A Directors shall serve at the pleasure of the beneficial owners of the Series A Shares (the majority of which shall have the right to remove and replace Series A Directors, other than the two (2) Series A Directors nominated by the Peralta Shareholder Group, who may be removed and replaced only by the holders of the majority of Series A Shares held by the Peralta Shareholder Group), and the Series B Directors shall serve at the pleasure of the beneficial owners of the Series B Shares (the majority of which shall have the right to remove and replace Series B Directors). Alternate Directors for each Series shall be appointed as set forth above (which alternates shall serve in place of any Director or Directors for whom such alternate has been elected as an alternate) and, in the event that for any reason whatsoever a Director ceases to or is unable to continue or perform in his capacity as Director, he will be replaced by an alternate so appointed. The quorum for meetings of the Board of Directors held following any call shall be a majority of all Directors, one of whom must be a Series A Director and one of whom must be a Series B Director.

            (b) Subject to the other provisions of this Agreement, the Board of Directors, by majority vote, shall elect or appoint, or cause to be elected or appointed, the Corporation Officers, Subsidiary Officers (to the extent not restricted by law, contract or otherwise) and employees or agents of the Corporation or any Subsidiary in any manner it deems appropriate; provided, however, that (i) the Chairman of the Board of Directors shall be Alejo Peralta until his resignation or retirement from such position, disability or death, (ii) the Vice Chairman of the Board of Directors shall be Lawrence T. Babbio, Jr. until his resignation or retirement from such position, disability or death (provided that in any such case a successor shall be nominated by the Series B Directors and elected by the holders of a majority of the Series A Shares and Series B Shares and the Peralta Shareholder Group shall vote the Series A Shares beneficially owned by them in favor of such nominees), or his or one of his successors' promotion to Chairman of the Board of Directors pursuant to the next clause (at which time the office of Vice Chairman of the Board of Directors shall terminate), (iii) in the event Alejo Peralta resigns or retires from the position of Chairman of the Board of Directors or becomes disabled or deceased, Lawrence T. Babbio, Jr. or a successor as Vice Chairman of the Board of Directors shall automatically become Chairman of the Board of Directors (at which time the office of Vice Chairman of the Board of Directors shall terminate); and (iv) in the event Lawrence T. Babbio, Jr., or a successor as Vice Chairman of the Board of Directors shall become Chairman of the Board of Directors and thereafter resigns or retires from the position of Chairman of the Board of Directors or becomes disabled or deceased at any time, his successor shall be nominated by the Series B Directors and elected by the holders of a majority of the Series A Shares and Series B Shares, and the Peralta Shareholder Group shall vote the Series A Shares beneficially owned by them in favor of such nominee. Notwithstanding anything to the contrary herein or in the Bylaws, neither the Chairman of the Board of Directors nor the Vice Chairman of the Board of Directors shall have any right or power to cast any additional vote to break a tie or deadlock. The number and types of employees hired, retained or dismissed by the Corporation and the Subsidiaries shall be consistent with the scope of the operations of the Corporation and the Subsidiaries and the Annual Plan. Subject to the other provisions of this Agreement, the Board of Directors shall use its best efforts to elect or appoint, or cause to be elected or appointed, the Subsidiary Officers of Subsidiaries that are not wholly-owned.

            (c) The Shareholders or, if so authorized, the Board of Directors shall appoint such committees as they deem appropriate, with the authority to act on all matters delegated to such committee in accordance with the Bylaws. Such committees shall be comprised of members of the Board or Directors and/or their alternates who shall be nominated by the majority of the members of the Board of Directors elected pursuant to Section 3.1(a), and the Peralta Shareholder Group shall vote the Shares beneficially owned by them in favor of such nominees; provided, however, that the Peralta Shareholder Group shall have the right to nominate two (2) members of the Executive Committee and one
(1) member of each other committee and the BEL Shareholder Group shall vote the Shares beneficially owned by them in favor of such nominees. Committee action will be effective only if (i) approved by a majority of the members of such committee present at such meeting and voting thereon, and (ii) at least one Series A Director and one Series B Director shall have voted to approve such action as part of said majority; provided, however, where any such action would, if considered by the Board of Directors, require a Supermajority Vote, such action will be effective only if approved by a Series A Director or Series D Director nominated by the Peralta Shareholder Group pursuant to Section 3.1(a). The quorum for each committee meeting shall be a majority of the members of such committee, one of whom must be a Series A Director and one of whom must be a Series B Director. Such committees shall include an executive committee, a finance and audit committee, a human resources and compensation committee, and a strategic planning and technology committee, the duties and functions of which committees are set forth in the Bylaws. The Executive Committee shall meet monthly, provided that one out of every two Executive Committee meetings may be held by telephone conference call.

            (d) The Series A Directors and Series B Directors shall consult with each other and, when appropriate, with the Corporation's Chief Executive Officer, President and Chief Operating Officer in connection with the nomination, hiring, reassignment or dismissal of the other Officers of the Corporation. The power to appoint and dismiss the Chief Executive Officer, the President, the Chief Operating Officer and the Director of the Cellular Division of the Corporation shall reside with Lawrence T. Babbio, Jr. or any of his successors as Vice Chairman of the Board of Directors or as Chairman of the Board of Director after Lawrence T. Babbio, Jr. or one of his successors becomes Chairman of the Board of Directors in accordance with clause (b) above, provided that the Series B Designated Director must agree in writing to such appointment or dismissal. The power to dismiss all other Officers shall reside with the Chief Executive Officer, subject to clause (e) below.

            (e) The Series B Officers shall be nominated by the Series B Directors and the Series A Directors must vote to elect such nominees. The power to nominate replacements for any Series B Officer (whether he has been dismissed, has resigned or his term has expired) shall reside with the Series B Directors, and the Series B Directors (acting by majority vote) can dismiss any of the Series B Officers. Any replacement for a Series B Officer who was dismissed by any Person other than the Series B Directors shall have a minimum tenure of one year before such replacement may be dismissed by any Person other than the Series B Directors.

            (f) The Peralta Shareholder Group shall be entitled to nominate one (1) Director of the board of directors of each wholly-owned Subsidiary, and the BEL Shareholder Group and the Peralta Shareholder Group shall cause the Corporation to elect each such Person so nominated as a director of the corresponding wholly-owned Subsidiary; provided, however, that such nominee shall not be Carlos Peralta.

      3.2. Actions of Board of Directors and Shareholders.

            (a) Except as otherwise expressly provided herein, by law or in the Bylaws, all actions of the Board of Directors or shareholders of the Corporation shall be taken upon or pursuant to a majority vote of the Board of Directors or of the beneficial owners of Shares entitled to vote, respectively.

            (b) The Corporation, the Board of Directors and the Shareholders shall not (and, where specified below, the Corporation shall cause the wholly-owned Subsidiaries to not, and shall use its best efforts to cause, subject to the rights of minority shareholders, the Subsidiaries that are not wholly-owned to not) take any of the actions, enter into any commitment to take any of the actions, or otherwise agree to take any of the actions, specified below unless such action has been first approved by a Supermajority
Vote:

                  (i) the acquisition by the Corporation or any Subsidiary of any business which is not a Telecommunications Business for a purchase price in excess of U.S.$30,000,000 in the aggregate;

                  (ii) the entering into or approval by the Corporation or any Subsidiary of any joint venture, partnership or merger plan or transaction within the Telecommunications Business which involves the investment of more than, or the merger with a business with assets which exceed, U.S.$100,000,000 in the aggregate (other than any plan to merge or consolidate with the properties controlled by Affiliates of Motorola, Inc. in Regions 1, 2, 3 and 4);

                  (iii) the making by the Corporation or any Subsidiary, within any twelve month period, of sales of assets (other than sales of inventory in the ordinary course of business) or businesses for consideration which, in the aggregate, exceeds U.S.$30,000,000;

                  (iv) the incurrence, from and after January 1, 1998, in a single transaction or in a series or related transactions within any twelve month period, of any Indebtedness by the Corporation or any Subsidiary in an amount exceeding U.S.$100,000,000 in the aggregate (other than Indebtedness which constitutes financing for commitments of the Corporation or any Subsidiary existing as of the date hereof, the refinancing or successive refinancing of Indebtedness of the Corporation or any Subsidiary existing as of the date hereof, Indebtedness which constitutes vendor financing, Indebtedness which constitutes project financing and the Indebtedness contemplated to be issued by the Corporation pursuant to the 1996 Share Conversion Agreement);

                  (v) the issuance of capital stock of the Corporation or any Subsidiary, in a single transaction or in a series of related transactions within any twelve month period, in an amount exceeding U.S.$50,000,000 in the aggregate (other than capital stock of the Corporation issued pursuant to the 1996 Share Conversion Agreement or any of the transactions contemplated therein or any plan to merge or consolidate with the properties controlled by Affiliates of Motorola, Inc. in Regions 1, 2, 3 and 4);

                  (vi) the Corporation or any Subsidiary's entering into, amending the terms of or terminating Contracts or transactions with or for the benefit of: (A) any of their respective Affiliates (other than transactions solely between or among wholly-owned Subsidiaries or solely between or among the Corporation and one or more of its wholly owned Subsidiaries); (B) any of the signatories hereto or their Affiliates, or
      (C) any Peralta Family Member; provided, however, that no Supermajority Vote approval shall be required for any renewal, extension, successive renewal or successive extension, on substantially similar terms and conditions (provided that the parties thereto may be Affiliates of the current parties), of (x) the Master Technical Services Agreement by and between Bell Atlantic International, Inc. and Sistecel, S.A. de C.V. effective as of January 1, 1994, and (y) the Agreement for the Reimbursement of Compensation Expense (Secondment Agreement) by and between Bell Atlantic International, Inc. and Sistecel, S.A. de C.V. effective as of January 1, 1995; provided further, however, that the aggregate payments to Bell Atlantic International, Inc. or one of its Affiliates in any one calendar year under the Master Technical Services Agreement referred to in clause (x) above or any renewal, extension, successive renewal or successive extension thereof cannot exceed U.S. $3,000,000 without a Supermajority Vote and that the aggregate payments to Bell Atlantic International, Inc. or one of its Affiliates in any one calendar year under the Agreement for the Reimbursement of Compensation (Secondment Agreement) referred to in clause (y) above or any renewal, extension, successive renewal or successive extension thereof cannot exceed U.S. $10,000,000 without a Supermajority Vote;

                  (vii) the termination or disposition by the Corporation or any Subsidiary of the cellular, fixed wireless, long distance or satellite transmission business in which it is engaged (or the related assets), including the termination by the Corporation or any Subsidiary of the provision of cellular, fixed wireless local telephony, long distance or satellite transmission services in any Region or in any other contiguous geographic area from which consolidated annual revenues from the service proposed to be terminated by the Corporation or a Subsidiary in each of the two most recent fiscal years were more than U.S. $10,000,000; and

                  (viii) the making by the Corporation or any Subsidiary of any request or application, or the taking by the Corporation or any Subsidiary of any other action, to terminate any Concession relating to cellular, fixed wireless local telephony, long distance or satellite transmission service, including, without limitation, any application to eliminate radio spectrum licensed or granted to the Corporation or any Subsidiary for such services.

            (c) The Corporation, the Board of Directors and the Shareholders shall not (and, where specified below, the Corporation shall cause the wholly-owned Subsidiaries to not, and shall use its best efforts to cause, subject to the rights of minority shareholders, the Subsidiaries that are not wholly-owned to not) take any of the actions, enter into any commitment to take any of the actions, or otherwise agree to take any of the actions, specified below unless such action has been first approved by the Series B Designated Director:

                  (i) the issuance of capital stock of the Corporation or any Subsidiary (other than capital stock of the Corporation issued pursuant to the Share Purchase Agreement or any of the transactions contemplated thereby, and the 1996 Share Conversion Agreement or any of the transactions contemplated thereby), or any recapitalization or other change in the capital or capital structure of the Corporation or any Subsidiary (including, without limitation, any stock split or conversion of stock to another Series or any determination that the Corporation or any Subsidiary requires additional financial support from the Shareholders, whether by means of additional capital contributions, loans, guarantees or otherwise or any granting of registration rights with respect to the capital stock of the Corporation or any Subsidiary;

                  (ii) the acquisition by the Corporation or any Subsidiary of any of its respective securities or any of each other's securities;

                  (iii) the declaration or payment of dividends or other distributions to any security holder of the Corporation either (A) in any fiscal year, in excess of twenty-five percent (25%) of consolidated net income for the prior fiscal year (consolidated net income shall be calculated in accordance with Mexican GAAP provided that if such amount is more than one hundred and ten percent (110%) of consolidated net income under U.S. GAAP for the same period, then consolidated net income shall be calculated in accordance with U.S. GAAP for purposes of subclause (A) of this clause (iii) and for purposes of Section 3.7) or (B) except as otherwise contemplated in Section 3.7, which would trigger a Mexican tax upon payment to any Shareholder;

                  (iv) the declaration or payment of dividends (except as otherwise required by any Contract listed on Schedule 3.2(b)(iv) of the Original Shareholders Agreement and any future Contract approved by a Supermajority Vote or by the Series B Designated Director pursuant to this
      Section 3.2(c)) or other distributions to any security holder (other than the Corporation or a wholly-owned Subsidiary of the Corporation) of any Subsidiary;

                  (v) the increase or decrease of the number of Directors comprising the Board of Directors, or any such change to the board of directors of any Subsidiary;

                  (vi) the termination or disposition of a business or a line of business (or the related assets) of the Corporation or any Subsidiary, including the termination, by the Corporation or any Subsidiary, of the provision of goods or services in a geographic area; provided, however, that the termination of a line of business, from which consolidated annual revenues in each of the two most recent fiscal years of the Corporation were less than U.S.$1,000,000, shall not require approval of the Series B Designated Director;

                  (vii) the commencement of any business or line of business by the Corporation or any Subsidiary (by start-up, acquisition, expenditure or otherwise), or the expansion of the scope of any business or line of business into any country other than Mexico, except for the following businesses or lines of business in the following countries: (A) the ownership, management, operation and maintenance of networks for the transmission by the Corporation or any Subsidiary, wholly within the national borders of Mexico, of data and voice signals using cellular technology and spectrum in the 825-835 MHz and 870-880 MHz ranges, (B) any action or transaction in any country contemplated under an Annual Plan approved in accordance with clause (xx) of this Section 3.2(c); and (C) the provision of domestic cellular service and long distance to customers receiving such cellular service in Ecuador;

                  (viii) the incurrence, in a transaction or series of related transactions, of any Material Indebtedness by the Corporation or any Subsidiary, the incurrence within any twelve-month period of Indebtedness by the Corporation or the Subsidiaries which in the aggregate exceeds U.S.$20,000,000, the extension of any loan or guaranty, or series of related loans or guaranties, by the Corporation or any Subsidiary in an amount exceeding U.S.$5,000,000 or the extension, within any twelve-month period, of loans or guaranties by the Corporation or any Subsidiary which in the aggregate exceed U.S.$20,000,000;

                  (ix) the making by the Corporation or any Subsidiary, in a transaction or series of related transactions, of any Material sale of assets or sale of business or any Material acquisition of or investment in assets, or a business, or, whether or not Material, any acquisition of or investment in equity securities (including securities convertible into equity securities) issued by, or an equity interest in, any Person;

                  (x) the making by the Corporation or any Subsidiary, within any twelve-month period, of sales of assets (other than sales of inventory in the ordinary course of business), or businesses which in the aggregate exceed U.S.$20,000,000, or of acquisitions of or investments in assets (other than inventory acquired in the ordinary course of business) or businesses which in the aggregate exceed U.S.$20,000,000;

                  (xi) the Corporation's or any Subsidiary's entering into, amending the terms of or terminating Contracts or transactions with or for the benefit of (A) any of their respective Affiliates (other than transactions solely between or among wholly-owned Subsidiaries or solely between or among the Corporation and one or more of its wholly-owned Subsidiaries), (B) any of the signatories hereto or their Affiliates or (C) any Peralta Family Member;

                  (xii) the entering into or approval by the Corporation or any Subsidiary of any transaction or plan of merger, consolidation, dissolution or liquidation;

                  (xiii) the subjection of any Concession to any Lien, or, except in the ordinary course of business to secure an obligation of the Corporation or a Subsidiary that is not for a Material amount, the subjection of any other property or assets of the Corporation or any Subsidiary to any Lien;

                  (xiv) the making by the Corporation or any Subsidiary of any request or application to obtain, modify or terminate any Concession including, without limitation, any application to eliminate, add to or modify radio spectrum licensed or granted to the Corporation or any Subsidiary, or the taking of any other action to obtain, modify or terminate any Concession granted to the Corporation or any Subsidiary or the willful failure to take any action necessary to maintain or protect any such Concession;

                  (xv) the amendment or modification of the Bylaws or the estatutos sociales of any Subsidiary, or the amendment or modification, or consent or approval thereto or thereof, to the organizational or governing documents (including, without limitation, estatutos sociales) of any Person in which the Corporation or any Subsidiary has a direct or indirect equity interest (including, without limitation, the amendment or modification of the stated purpose of any such Person as stated in any such documents);

                  (xvi) the appointment, nomination, election, removal, dismissal or replacement of the Corporation's Officers or any Subsidiary Officer (subject to the terms of, and except as otherwise provided in, Section 3.1), or a change in the remuneration of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer or any other employee of the Corporation or a Subsidiary who is a Peralta Family Member and who would be compensated, following the taking of such action, at a rate in excess of U.S.$50,000 on an annualized basis (which amount shall be calculated to include the value of any fringe benefits not given to substantially all employees of the Corporation and the Subsidiaries);

                  (xvii) any appointment or removal of Accountants or any approval of financial statements of the Corporation or any Subsidiary;

                  (xviii) the entering into of any Material Contract (or series of related Contracts that together are Material) by the Corporation or any Subsidiary;

                  (xix) the making of any Tax election or the adoption of any Tax accounting method by the Corporation or any Subsidiary for Tax purposes, or any agreement or settlement with any Governmental Entity in connection with the Tax returns or Tax obligations of the Corporation or any Subsidiary;

                  (xx) the approval or modification of the annual three-year strategic plan or the Annual Plan or any deviation from actions required to be taken under the Annual Plan;

                  (xxi) (A) the approval of the terms or the making of any private or public offering or sale by the Corporation or any Subsidiary of securities of the Corporation or any Subsidiary or (B) the approval of any documentation or communication prepared or otherwise made by or in the name of the Corporation or any Subsidiary for any private or public offering or sale of securities of the Corporation or any Subsidiary;

                  (xxii) the authorization or granting of any general or limited power of attorney to any Person by the Corporation or any Subsidiary;

                  (xxiii) the sharing with any Person or disposition of any non-public or proprietary technology of the Corporation or any Subsidiary;

                  (xxiv) except for the gifts and donations set forth in
      Schedule 3.2(b)(xxv) of the Original Shareholders Agreement, the making of any gift or donation, or series of related gifts or donations, in an amount exceeding U.S.$5,000 in any calendar year to any Person by the Corporation or any Subsidiary;

                  (xxv) any institution, settlement or default with regard to any Material (or potentially Material) litigation involving the Corporation or any Subsidiary, or any settlement or default with regard to any litigation (whether or not Material) in which any Shareholder, any of the signatories hereto or their Affiliates, or any Peralta Family Member has interests adverse to the Corporation or any Subsidiary; and

                  (xxvi) the agreement by the Corporation or any Subsidiary to be bound by any Contract to not compete with another Person or otherwise not engage in any business.

      3.3 Annual Plan and Three-Year Strategic Plan. The Shareholders will cooperate to cause the majority of the Directors to agree upon an annual three-year strategic plan and an Annual Plan that is acceptable to the Shareholders.

      An action which requires a Supermajority Vote and/or the approval of the Series B Designated Director and which is contemplated under an Annual Plan shall not be deemed to have been approved by Supermajority Vote and/or the approval of the

Series B Designated Director, as appropriate, unless (a) the subsection of
Section 3.2(b) and/or Section 3.2(c) which pertains to such action explicitly states that approval by Supermajority Vote and/or the Series B Designated Director is unnecessary because of approval of the Annual Plan, (b) the action was clearly and accurately described in the Annual Plan, and (c) the Annual Plan presented to the Board of Directors and approved by it explicitly stated that the particular action, as approved, is a "Supermajority Action Item."

      3.4. Contracts with Affiliates. The Corporation will not, and will not permit any Subsidiary to, enter into any Contract or transaction with or for the benefit of any of their Affiliates (other than transactions with, between or among wholly-owned Subsidiaries), any of the signatories hereto or their Affiliates, or any Peralta Family Member which is not at prices and on other terms at least as favorable to the Corporation or the Subsidiary as those which could be obtained on an arms-length basis from an unaffiliated third party.

      3.5. Limitation on Acts of Shareholders. Except to the extent expressly provided herein, no Shareholder in such capacity shall have the power to bind or commit the Corporation or any other Shareholder to any obligation or Contract with any third party.

      3.6 Conditions to Offerings. The parties acknowledge and agree that, among other conditions that the Series B Directors may establish from time to time in connection with their vote on any matter, the Series B Directors shall have the right to condition any approval regarding any private or public offering or sale of securities of the Corporation or any Subsidiary upon the timely receipt prior to the closing of any such transaction by the BEL Shareholder Group of a "comfort letter" from the Accountants relating to such transaction in form and substance reasonably acceptable to the Series B Directors or the BEL Shareholder Group, and upon the Series B Directors' satisfaction with the form and substance of any documentation or communication proposed to be used in connection with any such offering or sale.

      3.7 Dividends. Each of the BEL Shareholder Group and the Peralta Shareholder Group shall have the right to unilaterally require that the Corporation pay dividends during any fiscal year in an amount of up to twenty five percent (25%) of the Corporation's consolidated net income (calculated in accordance with Section 3.2(c)(iii)) for such fiscal year; provided that such payment of dividends is not prohibited by applicable law or any contract of the Corporation and does not adversely affect the reasonably foreseeable cash flow or capital requirements of the Corporation. Each time that the BEL Shareholder Group or the Peralta Shareholder Group exercises its rights pursuant to this
Section 3.7, the Shareholders shall vote, and shall cause the Series A Directors, Series B Directors and Series D Directors to vote, in favor of the prompt payment of the required dividend.

                                   ARTICLE IV

                     ACCOUNTS, REPORTS, RIGHT OF INSPECTION
                           AND OTHER FINANCIAL MATTERS

      4.1. Fiscal Year. The fiscal year of the Corporation and each Subsidiary shall end on December 31 of each year.

      4.2. Books, Records and Reports.

            (a) The Corporation shall maintain, and shall cause each Subsidiary to maintain, proper books and accounts on an accrual basis and in accordance with Mexican GAAP. Such books and records shall also be maintained in such a manner as to permit the preparation of quarterly and annual reports in accordance with U.S. GAAP. The books and records of the Corporation and the Subsidiaries shall be kept in the Spanish language, except that books and records maintained in a country, other than Mexico, in connection with the Corporation's or a Subsidiary's conduct of business in such country may be maintained in the official language of such country. This Agreement, the minute books, the reports referenced in Section 4.2(b) below, any special reports a Shareholder shall from time to time request and the Annual Plans and three-year strategic plans shall be kept in both the Spanish and English languages and as between the Shareholders, or as between the Shareholders and the Corporation or any Subsidiary, the English language version of any such documents, other than the minute books, shall govern and be controlling. As to the minute books, as between the Shareholders, or as between the Shareholders and the Corporation or any Subsidiary, the Spanish language version shall govern and be controlling. Each director and Shareholder shall be permitted to bring an interpreter to any meeting attended by such director or shareholder. Annually upon the close of the year (and at such other times as shall be approved by the Board of Directors), all such books and accounts shall be audited by the Accountants.

            (b) Each Shareholder shall be furnished with the following:

                  (i) within 21 days after the end of each calendar month, an unaudited monthly consolidated and consolidating statement of income, sources and uses of cash, and an unaudited consolidated and consolidating month-end balance sheet for the Corporation and each Subsidiary;

                  (ii) within 30 days after the end of each of the first three quarters of each fiscal year, an unaudited consolidated and consolidating balance sheet of the Corporation and each Subsidiary as of the end of such quarter and the related unaudited statements of income, shareholders' equity and changes in financial situation for such quarter and for the year to date, in each case prepared in accordance with Mexican GAAP, setting forth all adjustments necessary to convert to U.S. GAAP, and setting forth in comparative form the figures as at the end of and for the comparable period in the previous fiscal year and such other unaudited financial and operating informa-tion as may be reasonably requested by any Shareholder;

                  (iii) within 60 days after the end of each fiscal year, audited consolidated and consolidating financial statements, including a consolidated and consolidating balance sheet of the Corporation and each Subsidiary as at the end of such year, and the related statement of income, shareholders' equity and changes in financial situation for such year, in each case prepared in accordance with each of Mexican GAAP and U.S. GAAP and setting forth in each case in comparative form the figures as at the end of and for the previous fiscal year, together with all necessary footnotes, and the report of the Accountants on such financial statements; and

                  (iv) promptly after the sending or receipt thereof, copies of all communications between the Corporation or any Subsidiary and any Governmental Entity that relate to any Concession or to compliance with applicable securities laws.

      4.3. Right of Inspection. Each of the Shareholders or its duly authorized representatives shall have full and complete access, at any time during normal business hours and upon reasonable notice, to the books and records, accounts, properties and/or operations of the Corporation and each Subsidiary for the purposes of inspection, examination or copying or for any other purpose including, without limitation, an audit of the Corporation or any Subsidiary. The full cooperation of the Corporation, each Subsidiary, its respective directors, officers and employees and the Accountants will be extended for such purposes. Such examination and inspection may be conducted by a Shareholder's employees, by its independent certified public accountants and/or by its other agents. The Corporation shall also furnish, and shall cause each Subsidiary to furnish, to each Shareholder such other records, reports and data as such Shareholder may reasonably require for compliance with legal and contractual obligations, including Mexican and U.S. tax reporting requirements.

      4.4. Financial Policy Control.

            (a) Overall Policy. The overall financial policy of the Corporation and each Subsidiary shall be established by the Board of Directors in accordance with the provisions of Section 3.2.

            (b) Annual Operating and Capital Budgets. The Annual Plan and a three-year strategic plan forecasting annual financial performance for such period will be prepared by the President pursuant to policies established by the Board of Directors and submitted to the Board of Directors for approval pursuant to Section 3.2. All plans and budgets will be divided by Region for Mexico and by country elsewhere. The President shall circulate successive drafts of each year's Annual Plan and three-year strategic plan to the Shareholders for review prior to submission to the Board of Directors. The President shall submit to the Board of Directors no later than October

15 of each year his final proposed Annual Plan and three-year strategic plan for the period beginning on the next January 1st. The President shall consult with, and afford all Shareholders reasonable opportunity to comment on, each successive draft as well as the final version of the Annual Plan and the three-year strategic plan to be submitted to the Board of Directors.

      4.5 Dividend Instructions. The Corporation shall comply with any and all lawful instructions of any Shareholder as to the method of making any dividend payment or payments to or on behalf of said Shareholder or of depositing or utilizing such payment or payments.

                                    ARTICLE V
                       NON-COMPETITION; CERTAIN CORPORATE
                         OPPORTUNITIES; CONFIDENTIALITY

      5.1 Certain Definitions. For purposes of this Article V only:

      (a) The term "Acquisition" means the acquisition, in a single transaction or series of related transactions, of some or all of the equity securities or assets of a Person or a Group (as hereinafter defined), if such Person or Group (in the case of an acquisition of securities) engages in the Telecommunications Business in Mexico or if such assets (in the case of an acquisition of assets) are used and/or are contemplated to be used following such acquisition to engage in the Telecommunications Business in Mexico.

      (b) The term "Merger" means the merger or consolidation with or into a Person or Group if such Person or Group engages in the Telecommunications Business in Mexico.

      (c) The term "Group" means a group of Persons who are Affiliates of each other.

      (d) To "engage in" the Telecommunications Business means: (i) actively engaging in, supervising or managing such business; or (ii) entering into or attempting to enter into such business, either alone or with any other Person or Group.

      (e) The term "Publicly Traded" shall mean, as to securities, securities listed on the Mexican Bolsa de Valores, registered under the Exchange Act, or listed or traded on any European or Asian stock exchange.

      (f) Peralta Family Members shall be considered to be Affiliates of members of the Peralta Shareholder Group.

      5.2. Non-Competition. Except as otherwise set forth in this Section 5.2 and in Section 5.3, each Shareholder covenants and agrees that neither it nor any of its Affiliates (other than the Corporation and the Subsidiaries) will, directly or indirectly, on behalf of itself or on behalf of any other Person, engage in the Telecommunications Business in Mexico. Notwithstanding anything to the contrary contained in this Article V (other than the immediately succeeding paragraph except for subparagraph (d)), each Shareholder covenants and agrees that neither it nor any of its Affiliates (other than the Corporation and the Subsidiaries) shall (i) provide consulting services, advisory services or software with respect to the Telecommunications Business in Mexico to Telefonos de Mexico, S.A. de C.V., its successors, or any of its or their subsidiaries, or any other major direct competitor of the Corporation in Mexico, or (ii) directly or indirectly market, on a wholesale, retail or reseller basis, any services with respect to the Telecommunications Business in Mexico provided by Telefonos de Mexico, S.A. de C.V., it successors, or any of its or their subsidiaries, or any other major direct competitor of the Corporation in Mexico. Except as stated in the preceding sentence, nothing in this Section 5.2 shall be deemed to prohibit a Shareholder or any of its Affiliates from providing consulting services, advisory services or software with respect to the Telecommunications Business in Mexico.

      The preceding paragraph of this Section 5.2 shall not prohibit the Shareholders from directly or indirectly engaging in the Telecommunications Business in the following instances:

            (a) A Shareholder and/or any of its Affiliates may own, in the aggregate, not more than 5% of any Publicly Traded securities of a Person, provided that such ownership represents a passive investment and neither such Shareholder nor its Affiliates in any way, either directly or indirectly, manages or exercises control over any such Person, guarantees any of such Person's financial obligations, otherwise takes any part in such Person's business (other than exercising the rights of the Shareholder or Affiliate as a passive shareholder), or seeks to do any of the foregoing, except as otherwise permitted under this Article V.

            (b) Subject to Section 5.5, a Shareholder or any of its Affiliates may engage in a Telecommunications Business in Mexico if such engagement in a Telecommunications Business results from an Acquisition by, or Merger involving, such Shareholder or any of its Affiliates, unless a significant part of the assets directly or indirectly acquired in such Acquisition or Merger are used to engage in Telecommunications Businesses in Mexico. Such test for significance shall be met only if both of the following conditions are met: (A) the net book value of any such assets directly or indirectly acquired in such Acquisition or Merger that are used primarily to engage in Telecommunications Business in Mexico exceeds ten percent (10%) of the net book value of all assets directly or indirectly acquired in such Acquisition or Merger; and (B) the total revenues derived in the calendar year immediately preceding such Acquisition or Merger primarily from the Telecommunications Business in Mexico acquired in such Acquisition or Merger exceeds ten percent (10%) of the total revenues during such year of the Person or Group whose assets or securities the Shareholder (or any Affiliate) acquired in any such Acquisition or with or into which the Shareholder (or any Affiliate) merged or consolidated with or into as a result of such Merger.

            (c) The Shareholders and their respective Affiliates may provide telecommunications goods in Mexico.

            (d) Subject to the first paragraph of this Section 5.2, a Shareholder or any of its Affiliates may engage in a Telecommunications Business in Mexico if the Opportunity (as defined below) was brought to the Corporation in accordance with Section 5.3 and the terms of such Section permit such Shareholder or Affiliate to engage in such Telecommunications Business.

            (e) The Peralta Shareholder Group or its Affiliates may engage in a Telecommunications Business in Mexico if and to the extent the BEL Shareholder Group has determined that the Corporation and the Subsidiaries may not engage in such Telecommunications Business pursuant to Section 10.2(c).

            (f) The Shareholders and their Affiliates may provide to, or purchase from, any Person tariffed services and any other services which must be provided by virtue of the provider's status as a common carrier or by virtue of a legal or regulatory requirement.

            (g) A Shareholder's Affiliate that, at the time hereof or in the future, provides telecommunications services in countries outside of Mexico,(i) may provide transit to or through Mexican carriers, (ii) may provide facilities for the termination of traffic outside of Mexico that originates within Mexico,
(iii) may provide facilities for the origination of traffic outside of Mexico that terminates in Mexico and (iv) may freely obtain transit facilities within Mexico. A Shareholder's Affiliate may also freely contract for and provide roaming services for its own subscribers in Mexico, and may provide roaming services within its own service area for subscribers of other cellular carriers.

            (h) Subject to Section 5.2(a) and 5.5, a Shareholder and/or any of its Affiliates may continue to own and hold (and need not Transfer in whole or in part) any interest in a Person which has Publicly Traded equity securities if, at the time such interest was acquired, such Person did not engage, and to the knowledge of the Shareholder or its Affiliates did not intend to engage, in the Telecommunications Business in Mexico but after such interest was acquired such Person began to engage in the Telecommunications Business in Mexico.

      5.3. Corporate Opportunities. Each Shareholder agrees that it shall bring to the Corporation any and all opportunities in respect of the Telecommunications Business in Mexico (each an "Opportunity") available to it or its Affiliates other than the Opportunities described in Sections 5.2(a)-(c) and
(e)-(h) above.

      Once an Opportunity is brought to the Corporation by written notice to the Chairman of the Board of Directors and the Vice Chairman of the Board of Directors describing the terms of such Opportunity in reasonable detail, the Shareholder and/or any Affiliate shall be free to engage in the Telecommunications Business to which such Opportunity relates either (i) to the full extent of such Opportunity, if the Corporation declines to participate in such Opportunity pursuant to this
Section 5.3 and Section 5.4 or, (ii) in the event the Corporation elects to participate only in part in such Opportunity, to the extent of any interest the Corporation does not take pursuant to this Section 5.3 and Section 5.4.

      If with respect to an Opportunity that the Shareholder is required to bring to the Corporation pursuant to this Section 5.3, the investment Opportunity available to the Shareholder (or Affiliate of the Shareholder) is not at the corporate or entity level of the Telecommunications Business in Mexico (but is rather at the parent company level or at another level between the parent company level and the corporate or entity level of such Telecommunications Business in Mexico) the Shareholder shall offer to sell the required interest to the Corporation at the corporate or entity level of such Telecommunications Business in Mexico unless, in the opinion of the Shareholder, it is impracticable to make such offer at such level, in which case such offer shall be made at the level at which the Opportunity is available to the Shareholder (or Affiliate). If such offer is made at the level at which the Opportunity is available to the Shareholder (or Affiliate), the offered interest shall equal 100% of the quotient of the value of such Telecommunications Business in Mexico divided by the total value of the Opportunity available to the Shareholder (or Affiliate), determined as of the date of such Acquisition or Merger. The price to be paid by the Corporation for any such interest offered to it shall equal the proportional price paid for such Opportunity by the Shareholder (or Affiliate), if readily determinable from the total Acquisition or Merger price, or, if not readily determinable therefrom, shall equal the fair market value of the Opportunity presented to the Corporation.

      5.4. Special Vote. The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or the Executive Committee shall promptly call a special meeting of the Board of Directors to be held within 15 days following written notice of any Opportunity offered by a Shareholder pursuant to
Section 5.3 or any offer pursuant to Section 5.4(a) or (b). At such meeting, the Board of Directors, acting pursuant to a Special Vote (as hereinafter defined), shall determine whether the Corporation wishes to pursue such Opportunity (in whole or in part or not at all) and shall give written notice of such determination to such Shareholder. If the Corporation gives notice that it does not wish to pursue such Opportunity or accept such offer, if it gives no notice within the 15-day period following written notice of any Opportunity, or if it gives notice of intention to pursue the Opportunity or accept such offer but then fails to do so within a reasonable period of time, then the Shareholder may engage in the Telecommunications Business described in its notice without regard to the terms of Section 5.3. A "Special Vote" means (a) an affirmative vote of the majority of the Series A Directors and the Series D Directors (not including the two (2) Series A Directors nominated by the BEL Shareholder Group in accordance with Section 3.1(a)) in the case of Opportunities brought by the BEL Shareholder Group or an Affiliate thereof or (b) an affirmative vote of the Series B Directors and the two (2) Series A Directors nominated by the BEL Shareholder Group in accordance with Section 3.1(a) in the case of Opportunities brought by the Peralta Shareholder Group, an Affiliate thereof or a Peralta Family Member; for purposes of this Section, a Special Vote may occur at a meeting of the Board of Directors that does not meet the quorum requirements if such quorum requirements are not met due to the absence of (i) any Series B Director and/or the two (2) Series A Directors nominated by the BEL Shareholder Group in accordance with Section 3.1 (a) in the case of Opportunities brought by the BEL Shareholder Group or an Affiliate thereof or (ii) any Series A Director and/or Series D Director in the case of Opportunities brought by the Peralta Shareholder Group, an Affiliate thereof or a Peralta Family Member.

      5.5 Disposition Requirement. If a Shareholder or any of its Affiliates shall engage in the Telecommunications Business in Mexico as permitted by Sections 5.2(b) or 5.2(h) and the Person engaging in such Telecommunications Business becomes a major direct competitor of the Corporation, the Corporation may notify the Shareholder of such fact. If such notice is given, the Shareholder shall, within 60 days of receipt of such notice, either (a) offer (or cause the relevant Affiliate to offer) the Corporation the opportunity to purchase a 100% interest in the Shareholder's or such Affiliate's share of such Telecommunications Business in Mexico at a price equal to 100% of the fair market value of the Shareholder's (or its Affiliate's) interest and otherwise on the same terms and conditions as are then applicable to the Shareholder or such Affiliate, (b) if the Telecommunications Business in Mexico is not at the corporate or entity level of the Person in whom the Shareholder or its Affiliate owns an interest, but is rather at a subsidiary level, and it is impractical for the Shareholder to offer to sell the required interest to the Corporation at the corporate or entity level of such Telecommunications Business in Mexico, offer (or cause the relevant Affiliate to offer) the Corporation the opportunity to purchase an interest at the level at which the opportunity is available to the Shareholder or Affiliate (in which case the offered interest shall equal 100% of the quotient of the value of such Telecommunications Business in Mexico divided by the total value of the interest owned by and opportunity available to the Shareholder (or Affiliate), determined as of the date of the proposed sale, and the price shall be the fair market value of the offered interest), or (c) agree to divest itself of its interest in such Telecommunications Business in Mexico within one year of the date of the Corporation's notice, or (d) in the case of the Peralta Shareholder Group, offer to sell to the BEL Shareholder Group or its designee all of its Shares and, in the case of the BEL Shareholder Group, offer to sell to any one or more members of the Peralta Shareholder Group all of its Shares, in each case, at a price equal to the then current market value of such Shares, or if no market exists for such Shares, at the then fair market value thereof, in which case the Peralta Shareholder Group or the BEL Shareholder Group, as the case may be, shall have 15 days following written notice of such offer to accept such offer. The fair market value of any series of Shares for which no market exists shall be the average closing market prices on the New York Stock Exchange of the Series D American Depositary Shares and the Series L American Depositary Shares, in each case divided by the number of shares represented by such American Depositary Share, over the ten trading days immediately preceding the date of the written notice of such offer.

      5.6. Confidentiality.

                (a) For purposes of this Agreement, "Confidential Information" shall mean any financial, technical, operational or other information (including,without limitation, trade secrets, inventions, processes, customer lists and know-how) which (i) originates from the Corporation or a Subsidiary in the course of its business activities and either is conspicuously marked "confidential", "proprietary" or words of similar meaning, (ii) is provided to the Corporation or a Subsidiary by a Shareholder or its Affiliates, and is conspicuously marked "confidential," "proprietary" or words of similar meaning,
(iii) is orally disclosed to a Shareholder or its Affiliates by the Corporation or a Subsidiary and is identified at the time of disclosure as being confidential or (iv) is orally disclosed to the Corporation or its Subsidiary by a Shareholder or its Affiliates and is identified at the time of disclosure as being confidential.

            (b) Any Confidential Information provided to the Corporation or a Subsidiary by a Shareholder, regardless of whether such information originates from the Shareholder or any of its Affiliates, shall be and remain the disclosing Shareholder's exclusive property. For the three (3) year period following the date of disclosure (or such longer period as the Shareholder making such disclosure shall reasonably require prior to any such disclosure) the recipient Shareholder and the Corporation shall (i) keep such Confidential Information confidential and provide the same to their respective employees and agents only on a need-to-know basis, (ii) not publish or disclose such Confidential Information to others without the prior consent of the disclosing Shareholder, (iii) use such Confidential Information only in connection with the business of the Corporation and the Subsidiaries, and (iv) promptly return such Confidential Information to the supplying Shareholder upon the latter's written request.

            (c) For the three-year period after the disclosure by the Corporation or any Subsidiary of its Confidential Information (or such longer period as the Corporation shall reasonably require prior to any such disclosure) the recipient Shareholder and/or its Affiliates, as the case may be, shall (i) keep such Confidential Information confidential, (ii) not publish or disclose such Confidential Information to anyone other than its Affiliates without the prior written consent of the Corporation, and (iii) promptly return such Confidential Information to the Corporation upon the latter's written request.

            (d) The restrictions set forth in clauses (b) and (c) shall cease to apply or not apply, as the case may be, to any Shareholder, Shareholder's Affiliate or the Corporation, as the case may be, regarding any Confidential Information which or whose substance (i) is already in the possession of such recipient Person without accompanying use or disclosure restrictions prior to such Person's receipt from the supplying Shareholder, Shareholder's Affiliates or the Corporation, as the case may be; (ii) becomes or has been made publicly available by any Person other than the recipient Shareholder, Shareholder's Affiliate or the Corporation; or (iii) has been independently developed by the recipient Shareholder, Shareholder's Affiliate or the Corporation prior to such Person's receipt of the related Confidential Information. Additionally, neither any Shareholder or Shareholder's Affiliate nor the Corporation shall be deemed in breach of this Section 5.6 if it discloses Confidential Information in the course of any legal or regulatory proceeding or to any Governmental Entity pursuant to lawful demand made therein or thereby or if such disclosure is otherwise required by law (including applicable securities laws); provided however, that if a Shareholder, such Shareholder's Affiliate or the Corporation receives any such demand or otherwise believes it is compelled by law to disclose Confidential Information of the other Shareholder or the Corporation, such recipient shall give written notice thereof to the party (the Shareholder, Shareholder's Affiliates or the Corporation) which supplied the Confidential Information sought by such demand, so as to afford the supplying party an opportunity to contest the demand or legal requirement.

                                   ARTICLE VI
                               TRANSFERS OF SHARES

      6.1. Prohibited Transfers. Notwithstanding anything to the contrary herein, no Shareholder may Transfer any Shares to a Governmental Entity that is not Mexican at any time hereafter if such Transfer is not permissible under Mexican law or regulations.

      6.2 Transfers to Affiliates. The BEL Shareholder Group may at any time after the date hereof Transfer any of the Shares beneficially owned by it to any direct or indirect subsidiary of Bell Atlantic Corporation, and the Peralta Shareholder Group may at any time after the date hereof Transfer any of the Shares beneficially owned by them to any Affiliate or Peralta Family Member; provided, however, that any such transferee must agree in writing to be bound by all of the provisions of this Agreement before such Transfer may occur or be committed to, and such transferee shall be deemed a Shareholder and a party hereto immediately upon such Transfer.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

      7.1. Demand Registration.

            7.1.1. Demand Registration. Beginning on January 1, 1998, (a)
BALAH or BAII may request on behalf of any member of the BEL Shareholder Group or any Affiliate of the BEL Shareholder Group beneficially owning Registrable Securities that the Corporation on two separate occasions file a Registration Statement with the SEC and/or any other Governmental Entity for a bona-fide underwritten public offering and on one occasion a "shelf" registration for sale in a bona-fide public offering for a period not to exceed 180 days and (b) the Peralta Shareholder Group Notice Party may request on behalf of any member of the Peralta Shareholder Group or any Affiliate of the Peralta

Shareholder Group beneficially owning Registrable Securities that the Corporation on two separate occasions file a Registration Statement with the SEC and/or any other Governmental Entity for a bona-fide underwritten public offering and on one occasion a "shelf" registration for sale in a bona-fide public offering for a period not to exceed 180 days; provided however that an "occasion" shall be deemed to have occurred for purposes of this sentence only if such offering went effective and closed or failed to close after going effective because of the failure by the Registration Rightsholder that requested the subject registration to satisfy a closing condition that was in its sole control. In case the Corporation shall receive from either BALAH or BAII or the Peralta Shareholder Group Notice Party, at any time on or after January 1, 1998, a written request that the Corporation file a Registration Statement with the SEC and/or any other Governmental Entity and effect any registration, qualification or compliance with applicable federal, state or other securities laws, with respect to all or a part of the Registrable Securities, the Corporation will:

            (i) promptly give written notice of the proposed registration, qualification or compliance to all Registration Rightsholders; and

            (ii) use its diligent good faith efforts to effect, as soon as practicable, all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable state or other securities laws and appropriate compliance with exemptive regulations issued under any law (including, without limitation, the Securities Act) and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as is specified in such request, together with all or such portion of the Registrable Securities of any other Registration Rightsholder or Registration Rightsholders joining in such request as is specified in a written request received by the Corporation within 30 days after such written notice by the Corporation is delivered.

      Subject to the foregoing, the Corporation shall prepare and file a Registration Statement with the SEC and/or any other Governmental Entity covering the Registrable Securities so requested to be registered as soon as practicable and, in any event, within 90 days after such request is received.

            7.1.2. Underwriting. BALAH, BAII and the Peralta Shareholder
Group Notice Party shall include in each of their respective requests for any underwritten public offering made pursuant to Section 7.1.1 the name of the managing underwriter or underwriters that the requesting parties propose to employ in connection with the public offering proposed to be made pursuant to the registration requested. The Corporation shall include in the written notice referred to in paragraph (a) of Section 7.1.1 the name or names of such underwriter or underwriters to be employed. If any sale proposed pursuant to Section 7.1.1 is to be effected pursuant to an underwritten public offering, the right of any Registration Rightsholder to registration pursuant to Section 7.1 shall be conditioned upon such Registration Rightsholder's participation in such underwriting and the inclusion of such Registration Rightsholder's Registrable Securities in the underwriting to the extent provided herein. The Corporation shall (together with all Registration Rightsholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (which form must be reasonably acceptable to the Shareholder Group requesting such registration) with the underwriter or underwriters selected for such underwriting in the manner set forth above. Notwithstanding any other provisions of Section 7.1, if the managing underwriter advises the Corporation in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, then the Corporation shall so advise all beneficial owners of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among the members of the Shareholder Group requesting such registration in proportion, as nearly as practical, to the respective amounts of Registrable Securities that were proposed to be sold by such Registration Rightsholders and second, to the extent that the limitation established by the managing underwriter is not exhausted by the members of such Shareholder Group, among the Corporation and other Persons that are not members of such Shareholder Group in proportion, as nearly as practical, to the respective amounts of Registrable Securities that were proposed to be sold by such Persons. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Registration Rightsholder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that, if
                                                     --------- -------
by the withdrawal of such Registrable Securities a greater number of Registrable Securities beneficially owned by other Registration Rightsholders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Corporation shall offer to all Registration Rightsholders who have included Registrable Securities in the registration the right to include additional Shares in the same proportion used in effecting the limitation referred to above in this Section 7.1. The Corporation shall undertake any reasonable measures within its control to cause the Registrable Securities sold in any underwritten public offering to be widely disseminated.

      7.2. Piggyback Registration.

            7.2.1. Right to Inclusion. If at any time or from time to time on or after January 1, 1998, the Corporation shall determine to register any of its equity securities (including securities that are convertible into equity securities) pursuant to a Registration Statement filed with the SEC and/or any other Governmental Entity in a bona-fide underwritten public offering, whether for its own account or the account of a security holder or security holders, then the Corporation will:

            (i) promptly deliver to each Registration Rightsholder written notice thereof (which shall include a list of the jurisdictions in which the Corporation intends to attempt to qualify the offer and sale of such securities under the applicable state or other securities laws); and

            (ii) include in such registration (and any related qualification under state or other securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in any written request or requests by any Registration Rightsholder or Registration Rightsholders received by the Corporation within 30 days after such written notice by the Corporation is delivered.

            7.2.2. Underwriting. If the applicable sale of securities is to be effected pursuant to an underwritten public offering, the right of any Registration Rightsholder to registration pursuant to Section 7.2 shall be conditioned upon such Registration Rightsholder's participation in the underwriting and the inclusion of such Registration Rightsholder's Registrable Securities in the underwriting to the extent provided herein. All Registration Rightsholders proposing to distribute their securities through such underwriting (together with the Corporation and other beneficial owners distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

      Notwithstanding any other provisions of Section 7.2, if the managing underwriter advises the Corporation in writing that marketing factors require a limitation of the number of shares to be underwritten, the Registrable Securities and the other securities to be included in any registration and underwriting may be limited. In such event, the Corporation shall so advise all Registration Rightsholders and all beneficial owners of such other securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities and such other outstanding securities (if any) that may be included in the registration and underwriting shall be allocated among all Registration Rightsholders and other beneficial owners thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and such other securities that were proposed to be sold by such Registration Rightsholders and other beneficial owners. In the event of any conflict between the terms of Section 7.1.2 and the terms of this Section 7.2.2, the terms of Section 7.1.2 shall prevail.

      No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration. If any Registration Rightsholder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Corporation and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities beneficially owned by other Registration Rightsholders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Corporation shall offer to all Registration Rightsholders who have included Registrable Securities in the registration the right to include additional shares in the same proportion used in effecting the limitation referred to above in this
Section 7.2. The Corporation shall undertake any reasonable measures within its control to cause the Registrable Securities sold in any underwritten public offering to be widely disseminated.

      7.3. Expenses of Registration. To the fullest extent permitted by law, all expenses incurred by the Registration Rightsholders in connection with any registration, qualification or compliance pursuant to this Article VII other than fees and disbursements of counsel to the Registration Rightsholders, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Corporation and fees and expenses of accountants incidental to or required by such registration, shall be borne by the Corporation.

      7.4. Registration Procedures. In the case of such registration, qualification or compliance effected by the Corporation pursuant to this Article VII, the Corporation will keep each Registration Rightsholder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Corporation will:

            (a) Keep such registration, qualification or compliance pursuant to Sections 7.1 or 7.2 effective until the Registration Rightsholder or Registration Rightsholders have completed the distribution described in the Registration Statement relating thereto or for a period of at least 180 days for any underwritten public offering, whichever occurs first; and

            (b) Furnish such number of Prospectuses and other documents incident thereto as any Registration Rightsholder from time to time may reasonably request.

      7.5. Related Registration Matters. The Corporation shall enter into an underwriting agreement in connection with any registration of an underwritten public offering subject to the provisions of Sections 7.1 and 7.2, which agreement shall contain such terms, provisions and agreements as are customary and appropriate for such registration. In connection with the registration, to the extent not provided in the underwriting agreement related to such registration, the Corporation also shall:

            (a) List the Registrable Securities included in such registration on any national securities exchange on which the Registrable Securities are approved for listing;

            (b) Engage a bank or other company to act as transfer agent and registrar for the Registrable Securities;

            (c) Cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of the Corporation; and

            (d) As soon as practicable after the effective date of the Registration Statement, and, in any event, within 45 days after the end of the 12-month period beginning with the first day of the Corporation's first fiscal quarter commencing after the effective date of the Registration Statement, make "generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement complying with Section 11(a) of the Securities Act and covering the 12-month period set forth above.

      7.6. Indemnification and Contribution. In connection with any registration of Registrable Securities pursuant to this Article VII, the Corporation and each Registration Rightsholder (and the underwriters, if any) will enter into an agreement (which shall be the underwriting agreement in the case of an underwritten offering) containing mutual indemnification and contribution rights and procedures in form and substance satisfactory to the beneficial owner or owners of at least a majority of the Registrable Securities to be included in the registration; provided, however, that in any event the liability of each seller of Registrable Securities pursuant to such indemnification and contribution provisions shall be limited to the net proceeds (after all expenses are paid by such seller) from the disposition of the Registrable Securities disposed of by such seller pursuant to such registration.

      7.7. Information by Registration Rightsholders. Each Registration Rightsholder requesting to be included in any registration shall furnish to the Corporation such information regarding such Registration Rightsholder and the distribution proposed by such Registration Rightsholder as the Corporation may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article VII.

      7.8. Transfer of Registration Rights. The rights to cause the Corporation to register Registrable Securities under Sections 7.1 and 7.2 may be assigned by any Registration Rightsholder of Registrable Securities to an Affiliate of such Registration Rightsholder to whom Registrable Securities are transferred pursuant to Section 6.2 hereof; provided that the Corporation shall be given written notice by such Registration Rightsholder of Registrable Securities at the time of or within 60 days after said Transfer, setting forth the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned.

      7.9. Restrictions on Public Sale by the Corporation; Future Rights. The

Corporation agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 21 days prior to, and during the 90 days following, the effective date of any Registration Statement in which the Registration Rightsholders are participating (except pursuant to such Registration Statement). The Registration Rightsholders agree not to exercise their rights under Section 7.1 for 90 days after the effective date of any Registration Statement filed by the Corporation pursuant to which the Corporation is selling shares of its capital stock for its own account and the gross proceeds to the Corporation exceed, or are expected to exceed, U.S.$30,000,000.

      The Corporation represents and warrants that it has not on or prior to the date of this Agreement granted any registration rights to any Person (other than the registration rights granted pursuant to this Article VII) and, after the date of this Agreement, the Corporation will not grant to any Person any registration rights with respect to securities of the Corporation other than registration rights that (a) are subordinate to and of a lesser priority than the registration rights granted herein, (b) are approved in writing by BALAH, BAII and the Peralta Shareholder Group Notice Party (on behalf of the
Peralta Shareholder Group) and (c) are not inconsistent with this Agreement. Additionally, no such future registration rights can be used by any Person before January 1, 1998.

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES; COVENANTS

      8.1. The BEL Shareholder Group. Each member of the BEL Shareholder Group represents and warrants that (i) it is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and it has full power and authority to enter into this Agreement and to perform its obligations hereunder,
(ii) the execution of this Agreement by it has been duly authorized by all necessary action, (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency and the availability of equitable remedies and (iv) the execution of this Agreement and performance of its obligations hereunder will not conflict with, or result in a breach of or default under, any agreement or instrument to which it is a party or by which it is bound, or any order, decree or judgment of any Governmental Entity.

      8.2. Other Signatories. Each of the signatories hereto other than BALAH and BAII represents and warrants that (i) if it is a corporation or a sociedad anonima, it is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, and, regardless of whether it is a corporation or a sociedad anonima, it has full power and authority to enter into this Agreement and to perform its obligations hereunder, (ii) the execution of this Agreement by it has been duly authorized by all necessary action, (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency and the availability of equitable remedies, and (iv) the execution of this Agreement and performance of its obligations hereunder will not conflict with, or result in a breach of or default under, any agreement or instrument to which it is a party or by which it is bound, or any order, decree or judgment of any Governmental Entity.

      8.3. Covenant. The signatories to this Agreement agree to vote their stock of the Corporation in a manner consistent with the terms and intent of this Agreement (including, without limitation, in order to elect a Board of Directors in accordance with the terms hereof) notwithstanding the terms of the Bylaws. In connection with Section 3.2(b) and (c), each member of the BEL Shareholder Group and the Peralta Shareholder Group hereby acknowledges its intention to comply with the terms of such Section and waives any rights it may have pursuant to
Section 198 of the General Law on Mercantile Companies.

                                   ARTICLE IX
                                     NOTICES

      All notices, requests, demands, and other communications (herein collectively called a "Notice") under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier or mailed by certified mail, postage prepaid and return receipt requested, or by telegram or telecopier, as follows:

            To the Corporation:     GRUPO IUSACELL, S.A. DE C.V.
                                    Montes Urales 460 (3rd Floor)
                                    Col. Lomas de Chapultepec
                                    Mexico, D.F. 11000
                                    Attn.:  Director General
                                    Telecopy No.:  (525) 104-4106

            With a copy to:         ROGERS & WELLS
                                    Two Hundred Park Avenue
                                    New York, N.Y.  10166-0153
                                    Attn.:  Sara Hanks, Esq.
                                    Telecopy No.: (212) 878-8375

            With a copy to:         BELL ATLANTIC LATIN AMERICA HOLDINGS, INC.
                                    1717 Arch Street, 48th Floor
                                    Philadelphia, PA 19103
                                    Attn.:  Thomas R. McKeough, Esq.
                                    Telecopy No. (215) 963-9195

            With a copy to:         ING. CARLOS PERALTA QUINTERO
                                    Montes Urales 460 (4th Floor)
                                    Col. Lomas de Chapultepec

                                    Mexico, D.F. 11000
                                    Telecopy No.:  (525) 104-4045

            With a copy to:         CANALES ASESORIA JURIDICA, S.A. de C.V.
                                    Av. Vasconcelos No.  204-A Poniente
                                    Col.  del Valle
                                    66250 Garza Garcia, N.L. Mexico
                                    Attn:  Lic.  Ernesto Canales
                                    Telecopy No.: (528)335-8348

            To the BEL              BELL ATLANTIC LATIN AMERICA HOLDINGS, INC.
            Sharholder Group:       BELL ATLANTIC INTERNATIONAL, INC.
                                    1717 Arch Street, 48th Floor
                                    Philadelphia, PA 19103
                                    Attn.:  Thomas R. McKeough, Esq.
                                    Telecopy No. (215) 963-9195

            With a copy to:         VINSON & ELKINS L.L.P.
                                    2300 First City Tower
                                    1001 Fannin
                                    Houston, Texas 77002-6760
                                    Attn.:  William H. Weiland, Esq.
                                    Telecopy No.:  (713) 615-5295

            To Alejo Peralta:       ING. ALEJO PERALTA Y DIAZ CEBALLOS
                                    Montes Urales 460 (4th Floor)
                                    Col. Lomas de Chapultepec
                                    Mexico, D.F. 11000
                                    Telecopy No.:  (525) 104-4045

            With a copy to:         CANALES ASESORIA JURIDICA, S.A. de C.V.
                                    Av.  Vasconcelos No.  204-A Poniente
                                    Col.  del Valle
                                    66250 Garza Garcia, N.L., Mexico
                                    Attn:  Lic. Ernesto Canales
                                    Telecopy No.: (528)335-8348

            With a copy to:         CAHILL GORDON & REINDEL
                                    80 Pine Street
                                    New York, New York 10005
                                    Attn.  Roger Andrus, Esq.
                                    Telecopy No.: (212)269-5420

            To Carlos Peralta:      ING. CARLOS PERALTA QUINTERO
                                    Montes Urales 460 (4th Floor)
                                    Col. Lomas de Chapultepec
                                    Mexico, D.F. 11000
                                    Telecopy No.:  (525) 104-4045

            With a copy to:         CANALES ASESORIA JURIDICA, S.A. de C.V.
                                    Av.  Vasconcelos No.  204-A Poniente
                                    Col.  del Valle
                                    66250 Garza Garcia, N.L., Mexico
                                    Attn:  Lic. Ernesto Canales
                                    Telecopy No.: (528)335-8348

            With a copy to:         CAHILL GORDON & REINDEL
                                    80 Pine Street
                                    New York, New York 10005
                                    Attn.:  Roger Andrus, Esq.
                                    Telecopy No.: (212)269-5420


            To the corporate        IUSA GRUPO COMUNICACIONES, S.A. DE C.V.
            members of the          LANGNESS INVESTMENTS LIMITED
            Peralta Shareholder     FIUSA PASTEJE, S.A. DE C.V.
            Group:                  COMMANDER MEXICANA, S.A. DE C.V.
                                    INMOBILIARIA REFORMA LOMAS ALTAS,
                                      S.A. DE C.V.
                                    FRACCIONADORA Y CONSTRUCTORA
                                      MEXICANA, S.A. DE C.V.
                                    CONFECCIONES PASTEJE, S.A. DE C.V
                                    INTERELEC, S.A. DE C.V.
                                    Montes Urales 460 (4th Floor)
                                    Col. Lomas de Chapultepec
                                    Mexico, D.F. 11000
                                    Telecopy No.: (525)104-4045

            With a copy to:         CANALES ASESORIA JURIDICA, S.A. de C.V.
                                    Av.  Vasconcelos No.  204-A Poniente
                                    Col.  del Valle
                                    66250 Garza Garcia, N.L., Mexico
                                    Attn:  Lic. Ernesto Canales
                                    Telecopy No.: (528)335-8348

            With a copy to:         CAHILL GORDON & REINDEL
                                    80 Pine Street
                                    New York, New York 10005
                                    Attn.:  Roger Andrus, Esq.
                                    Telecopy No.: (212)269-5420

      Notice given by personal delivery, mail or overnight courier shall be effective upon actual receipt. Notice given by telegram or telecopier shall be effective upon actual receipt if received before 5:00 p.m., local time, or at 8:00 a.m., local time, on the beginning of the next Business Day after receipt if not received before 5:00 p.m. All Notices by telegram or telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address. The above-named counsel for the parties should be provided with a copy of all Notices given to their respective clients, but the failure to provide such a copy to counsel does not affect the validity of any Notice given.

      Any notice required or desired to be given under this Agreement shall be in the English language, unless the parties hereto in any specific case otherwise agree.

      Any Notice required or desired to be given to the Peralta Shareholder Group or any member thereof shall be deemed to have been duly given if given to the Peralta Shareholder Group Notice Party pursuant to the terms of this Article IX; and any such Notice shall initially be given as follows:

            To the Peralta Shareholder
            Group Notice Party :    ING. CARLOS PERALTA QUINTERO
                                     Montes Urales 460 (4th Floor)
                                     Col. Lomas de Chapultepec
                                     Mexico, D.F. 11000
                                     Telecopy No.:  (525)104-4045

            With a copy to:          CANALES ASESORIA JURIDICA, S.A. de C.V.
                                     Av.  Vasconcelos No.  204-A Poniente
                                     Col.  del Valle
                                     66250 Garza Garcia, N.L., Mexico
                                     Attn:  Lic. Ernesto Canales
                                     Telecopy No.: (528)335-8348

                                    ARTICLE X
                               GENERAL PROVISIONS

      10.1. Compliance with Laws - Generally. The signatories to this Agreement acknowledge that the BEL Shareholder Group is subject to the laws of the United States and agree to use their reasonable efforts not to cause the BEL Shareholder Group to fail to be in compliance with the provisions of any national, federal, state, provincial and local laws, rules, ordinances and regulations of the United States, including without limitation, all provisions of the U.S. Foreign Corrupt Practices Act, the U.S. Trading With the Enemy Act, the U.S. Cuban Democracy Act, the U.S. Cuban Assets Control Regulations, the Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996, the Securities Act and the Exchange Act (all as amended from time to time), and all U.S. Export Control regulations and licenses issued thereunder covering, for example, the export or reexport of technical data. In addition, each party agrees to comply with the provisions of all applicable national, federal, state, provincial and local laws, rules, ordinances and regulations of Mexico, the United States and any other country in which activities are being carried out under this Agreement or by the Corporation or any Subsidiary, including without limitation, all provisions of the Mexican Ley de Competencia Economica, the Mexican Ley del Mercado de Valores, the U.S. Foreign Corrupt Practices Act, the U.S. Trading With the Enemy Act, the U.S. Cuban Democracy Act, the U.S. Cuban Assets Control Regulations, Cuban Liberty and Democratic Solidarity (Libertad) Act of 1996, the Securities Act and the Exchange Act (all as amended from time to time), and all U.S. Export Control regulations and licenses issued thereunder covering, for example, the export or reexport of technical data. Each party agrees to advise all of its and its Affiliates' employees and representatives engaged in implementing this Agreement of the terms of such laws, rules, ordinances and regulations, and to take appropriate steps to ensure that it and its Affiliates, and their respective employees and representatives, comply with such laws, rules, ordinances and regulations with respect to the subject matter of this Agreement and the activities of the Corporation or any Subsidiary.

      10.2. Telecommunications Act of 1996.

            (a) Each member of the Peralta Shareholder Group and the Corporation acknowledge that the BEL Shareholder Group and their parent Bell Atlantic Corporation are subject to the terms of the Telecom Act, and that the activities of the Corporation, the Subsidiaries, entities in which the Corporation or any Subsidiary has an equity interest, and entities over which the Corporation or any Subsidiary has, directly or indirectly, the power or ability to influence or control the management thereof, may be attributed to the BEL Shareholder Group and Bell Atlantic Corporation under the Telecom Act. Accordingly, the parties shall cause the Corporation and each Subsidiary to act in conformity and compliance with the Telecom Act, and to not undertake any activities, or own any assets, that would be prohibited to any member of the BEL Shareholder Group under the Telecom Act.

            (b) The BEL Shareholder Group shall provide to the Corporation and the Subsidiaries advice and direction with respect to compliance with the Telecom Act. Such advice and direction shall include written guidelines ("Guidelines"), to be provided by BALAH or BAII from time to time, setting forth a description of those assets in which the Corporation should not acquire a direct or indirect interest, and those activities in which the Corporation should not directly or indirectly engage, without first receiving "Guidance." "Guidance" shall mean (i) a written memorandum, opinion or similar writing, prepared by counsel to the BEL Shareholder Group, stating that the Corporation may acquire the asset, or engage in the activity, in question; or
(ii) the affirmative vote by the "Telecom Act Board Member," in his capacity as a Director, approving the acquisition of the asset, or the undertaking of the activity, in question, unless he is given inaccurate information with respect to such acquisition or undertaking in connection with such affirmative vote. The "Telecom Act Board Member" shall mean a Series B Director who is designated from time to time by the holders of the majority of Series B Shares as the "Telecom Act Board Member."

            (c) In the event that any member of the BEL Shareholder Group or Bell Atlantic Corporation determines that the Corporation or any Subsidiary is directly or indirectly engaging in any activity or owns any asset which could cause any member of the BEL Shareholder Group or Bell Atlantic Corporation to not be in compliance with the Telecom Act, or which could cause a Governmental Entity to so allege, members of the BEL Shareholder Group may require that the Corporation's shareholders and Board of Directors cause the Corporation or the relevant Subsidiary to rescind or otherwise cancel the transaction which constitutes a violation of the Telecom Act or take such other action as may be required to assure compliance. Alternatively, if in the BEL Shareholder Group member's sole discretion, such cancellation or rescission will not adequately cure the potential or alleged Telecom Act violation, the BEL Shareholder Group member may require the Corporation or relevant Subsidiary to immediately divest itself of the Corporation's or Subsidiary's ownership interest in the assets which gave rise to the potential or actual Telecom Act violation. If immediate divestiture is not feasible, the members of the BEL Shareholder Group may require the Peralta Shareholder Group to acquire the prohibited interest at the then-current net book value of such assets, and to assume the liabilities associated with such assets. In that event, the Peralta Shareholder Group shall be indemnified by the Corporation against losses and liabilities it may incur as a result of such acquisition and assumption. If the Corporation or any Subsidiary, or any Person in which the Corporation or any Subsidiary owns an equity interest or has the power to control, shall acquire an asset or engage in an activity in reliance upon the Guidelines or Guidance, and such Guidelines or Guidance were in error, the BEL Shareholder Group shall reimburse the Corporation for any direct damages caused by such a rescission, cancellation or divestiture described in the preceding two sentences, including any indemnity payments the Corporation must make to the Peralta Shareholder Group. If two or more actions that would effect a cure of an actual or potential Telecom Act violation equally meet the BEL Shareholder Group's needs for speed and completeness in cure, the action which is in the best economic interest of the Corporation shall be taken.

      If in the written opinion of the General Counsel to Bell Atlantic Corporation none of the actions set forth in the preceding paragraph would remedy the alleged Telecom Act violation or satisfy the relevant Governmental Entities, the BEL Shareholder Group may Transfer the Shares without compliance with any of the provisions of Article VI. In the event of such a proposed Transfer, BALAH and BAII shall have the rights set forth in Section 7.1 without regard to whether it shall have already exhausted the number of demand registrations provided for therein.

      10.3. Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement or any document or instrument delivered in connection herewith, or any breach hereof or thereof, shall be settled by binding arbitration as provided for herein. The arbitration shall be held in Paris, France and, except to the extent inconsistent with this Agreement, shall be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce in effect at the time of the arbitration. The arbitration shall be conducted in the English language, although documentary evidence and/or testimony may be submitted in either English or Spanish. The arbitration proceedings, all documents and all testimony, written or oral, produced in connection therewith, and the arbitration award shall be confidential. The arbitration panel shall consist of three arbitrators. The party or parties initiating the arbitration (whether one or more, the "Claimant") shall appoint its or their arbitrator in its or their demand (the "Demand"). The other party or parties (whether one or more, the "Respondent") shall appoint its or their arbitrator within thirty (30) days after receipt of the Demand (whether the Demand is received from the Claimant or from the International Chamber of Commerce) and shall notify the Claimant of such appointment in writing. If the Respondent fails to appoint an arbitrator within such thirty (30) day period, the arbitrator named in the Demand shall decide the controversy or claim as a sole arbitrator. Otherwise, the two arbitrators appointed by the parties shall appoint a third arbitrator with experience in international commecial disputes within forty-five (45) days after the Respondent has notified the Claimant of the appointment of the Respondent's arbitrator. When the arbitrators appointed by the Claimant and the Respondent have appointed a third arbitrator and the third arbitrator has accepted such appointment, the two arbitrators shall promptly notify the parties and the International Chamber of Commerce of the appointment of the third arbitrator. If the two arbitrators appointed by the parties fail or are unable to appoint a third arbitrator within the time period provided above, they shall so notify the parties, and any party may request the appropriate official of the International Chamber of Commerce to appoint an impartial third arbitrator with experience in international commercial disputes. That official shall appoint the third arbitrator within thirty (30) days after such request and shall notify the parties of the appointment. The third arbitrator shall act as chairman of the panel. In addition to the authority conferred on the arbitrators by the Rules of the International Chamber of Commerce, which the parties agree governs, the arbitrators shall have the authority to order such discovery and to make such orders for interim relief, including temporary and preliminary injunctive relief, as they may deem just and equitable. The arbitral award may grant any relief deemed by the arbitrators to be just and equitable, including without limitation, injunctive relief and/or specific performance, together with damages. The arbitral award shall state the reasons for the award and relief granted, shall be final and binding upon the parties to the arbitration, and may include an award of costs, including reasonable attorney's fees and disbursements. Any award rendered by the arbitration panel may be confirmed, judgment upon any award rendered may be entered, and such award of the judgment thereon may be enforced in any court of any state or country having jurisdiction over the parties and/or their assets.

      10.4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      10.5. Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect and such invalid, illegal or unenforceable term or provision shall be reformed automatically so as to comply with the applicable law or public policy and to effect the original intent of the parties as closely as possible.

      10.6. Specific Performance. The obligations of the parties hereto under this Agreement are unique. If any party should default in its obligations under this Agreement, the defaulting party acknowledges that it would be extremely impracticable to measure the resulting damages. Accordingly, in addition to any other available rights or remedies, the nondefaulting party or parties may make a claim in equity for specific performance and each defaulting party expressly waives the defense that a remedy in damages will be adequate.

      10.7. Rights of Parties. No Person not a party hereto will have any rights hereunder, except that any provision hereof which is expressly stated to be for the benefit of, or in which an obligation is expressly undertaken to, an Affiliate of a party, a transferee of a party or a Registration Rightsholder is intended to be enforceable by them.

      10.8. Assignment. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the terms of this Section 10.8 shall not limit or modify the terms of Section 6.2.

      10.9. Headings. The subject headings of the Articles, Sections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

      10.10. Modification and Waiver. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and supersedes all prior agreements, representations and understandings of the parties, whether written or oral. No supplement to, or modification, or amendment of, this Agreement shall be binding unless it is in writing and executed by all of the parties hereto. No waiver shall be binding unless executed in writing by the party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      10.11. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

      10.12. Further Assurances. The signatories hereto shall promptly take the necessary actions, execute such further or other documents and exercise all voting rights conferred upon them by any stock of the Corporation, whether currently beneficially owned by them or acquired subsequent to the execution of this Agreement, in such manner as to ensure that the provisions, intent and spirit of this Agreement shall be complied with and carried into full effect.

      10.13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of Mexico.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

                                    GRUPO IUSACELL, S.A. DE C.V.
Witness:


/s/ Ruben G. Perlmutter                  By:  /s/ Edward R. Kingman
-------------------------                --------------------------------
                                         Name:  Edward R. Kingman
                                         Title: Senior Vice President and
                                                Chief Financial

                                    BELL ATLANTIC LATIN AMERICA
                                    HOLDINGS, INC.

Witness:


/s/ Ruben G. Perlmutter                  By: /s/ Thomas R. McKeough
-------------------------                --------------------------------

                                         Name:  Thomas R. McKeough
                                         Title: Vice President

                                    BELL ATLANTIC NEW ZEALAND HOLDINGS, INC.
Witness:

/s/ Ruben G. Perlmutter
------------------------            By  /s/ Janet M. Garrity
                                        -----------------------
                                        Name:  Janet M. Garrity
                                        Title: President

                                    BELL ATLANTIC INTERNATIONAL, INC.
Witness:

/s/ Ruben G. Perlmutter
-----------------------             By  /s/ Thomas R. McKeough
                                        -------------------------
                                        Name:  Thomas R. McKeough
                                        Title: Vice President

Witness:

/s/ Ernesto Canales Santos          /s/ Alejo Peralta y Diaz Ceballos
-------------------------           --------------------------------
                                    ALEJO PERALTA Y DIAZ CEBALLOS
                                    By:  Carlos Peralta Quintero, as
                                           Attorney-in-Fact

Witness:



/s/ Ernesto Canales Santos          /s/ Carlos Peralta Quintero
-------------------------           --------------------------------
                                    CARLOS PERALTA QUINTERO

                                    IUSA GRUPO COMUNICACIONES, S.A. DE C.V.
Witness:



/s/ Ernesto Canales Santos          By: /s/ Carlos Peralta Quintero
-------------------------           ------------------------------------
                                         Name:  Carlos Peralta Quintero
                                         Title: Vice Chairman

                                    LANGNESS INVESTMENTS LIMITED
Witness:


/s/ Ernesto Canales Santos          By: /s/ Carlos Peralta Quintero
-------------------------           ------------------------------------
                                         Name:  Carlos Peralta Quintero
                                         Title: Director

                                    FIUSA PASTEJE, S.A. DE C.V.
Witness:



/s/ Ernesto Canales Santos          By: /s/ Carlos Peralta Quintero
-------------------------           ------------------------------------
                                         Name:  Carlos Peralta Quintero
                                         Title: Attorney-in-fact


                                    COMMANDER MEXICANA, S.A. DE C.V.
Witness:


/s/ Ernesto Canales Santos          By: /s/ Carlos Peralta Quintero
-------------------------           ------------------------------------
                                         Name:  Carlos Peralta Quintero
                                         Title: Attorney-in-fact

                                    INMOBILIARIA REFORMA LOMAS ALTAS,
                                      S.A. DE C.V.
Witness:


/s/ Ernesto Canales Santos         /s/ Carlos Peralta Quintero
--------------------------          ------------------------------------
                                         Name:  Carlos Peralta Quintero
                                         Title: Attorney-in-fact


                                    FRACCIONADORA Y CONSTRUCTORA
                                      MEXICANA, S.A. DE C.V.
Witness:


/s/ Ernesto Canales Santos          /s/ Carlos Peralta Quintero
--------------------------          ------------------------------------
                                         Name:  Carlos Peralta Quintero
                                         Title: Attorney-in-fact



                                    CONFECCIONES PASTEJE, S.A. DE C.V.
Witness:


/s/ Ernesto Canales Santos          /s/ Carlos Peralta Quintero
--------------------------          --------------------------------
                                         Name:  Carlos Peralta Quintero
                                         Title: Attorney-in-fact


                                    INTERELEC, S.A. DE C.V.
Witness:


/s/ Ernesto Canales Santos          By:  /s/ Carlos Peralta Quintero
--------------------------               -------------------------------
                                         Name:  Carlos Peralta Quintero
                                         Title: Attorney-in-fact